                              AMENDED AND RESTATED
                     DATABASE AND SOFTWARE LICENSE AGREEMENT

           AGREEMENT, dated as of October 31, 1998 among Barnes & Noble, Inc. ("Licensor"), a Delaware corporation having an office located at 122 Fifth Avenue, New York, New York 10011, barnesandnoble.com llc, a Delaware limited liability company having an office located at 76 Ninth Avenue, 11th Floor, New York, New York 10011 ("Licensee"), and barnesandnoble.com inc. (formerly known as Barnes and Noble Online, Inc.) ("Online"), amending and restating that certain Database and Software License Agreement dated as of January 15, 1997 between B&N and Online ("Prior Agreement").

           WHEREAS, Licensor and Online have entered into the Prior Agreement;

           WHEREAS, Online is transferring substantially all of its assets and business to Licensee for a 100% membership interest in Licensee and will thereafter assign its interest in Licensee to an entity that will be entering into an Amended and Restated Limited Liability Company Agreement with BOL.US Online, Inc. (the "LLC Agreement"; capitalized terms used herein without definition shall have the meanings assigned to them in the LLC Agreement); and

           WHEREAS, in connection therewith, Licensor, Licensee and Online desire to amend and restate the Prior Agreement.

           NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

           1. Grant of License. (a) Subject to Section 8 below, Licensor hereby grants to Licensee a nonexclusive right and license (the "License") for the duration of the Term (as hereinafter defined) to use the following databases, software and informational materials, including without limitation any additions, revisions and modifications made thereto by Licensor and Licensee during the Term (collectively, the "Licensed Materials"):

               (i)  Licensor's title database;

               (ii) Licensor's electronic shopping and special order software;

               (iii) Licensor's customer lists; and

               (iv) all demographic information compiled by Licensor.

                (b) The Licensed Materials may only be used by Licensee for purposes of conducting Licensee's Business, to sublicense the Licensed Materials to BOL and parties operating under the BOL name solely in order to develop and maintain the links described in Article II of the LLC Agreement and to further sublicense the Licensed Materials as the BN Managers, in their sole discretion, see fit in connection with the operation of the Business. Nothing in the
License: (i) is intended to permit Licensee to use the Licensed Materials for any other purpose, including without limitation the operation of retail bookstores; or (ii) shall be construed to broaden the


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areas of business in which Licensor may engage under the terms of the LLC
Agreement.

                (c) The Licensed Materials shall be made available to Licensee at such times and in such format as the parties shall mutually agree. Licensor shall use its commercially reasonable best efforts to keep the Licensed Materials current and accurate in all material respects during the Term. Licensee shall have the right to make changes, modifications, additions and deletions to the Licensed Materials subject to any third party license rights. If Licensee makes any additions, revisions or modifications to the Licensed Materials, it shall promptly make such additions, revisions or modifications available to Licensor for its use.

                (d) To the extent any of the Licensed Materials are provided to Licensor through any agreement with a third party, Licensor shall furnish Licensee with a copy of such agreement and Licensee agrees to comply with the terms thereof. Licensee further agrees to comply with any reasonable restrictions on the use of the Licensed Materials established by Licensor.

           2. Term; Effects of Termination. (a) The term of this Agreement (the "Term") shall commence on the date hereof and shall continue until terminated as provided herein. Subject to Section 8 below, Licensor may terminate this Agreement, on prior written notice to Licensee, in the event that: (i) Licensee is in default of the terms of this Agreement and such default continues for more than thirty (30) days after written notice thereof to Licensee and BAG, provided that such default is not a result of the action or inaction of the BN Managers; or (ii) Licensee files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues or dissolves its business or if a receiver is appointed for Licensee or for Licensee's business and such receiver is not discharged within 30 days. Additionally, subject to Section 8 below, Licensor may terminate this Agreement if Licensee makes any transfer which would allow for the termination of the Name License Agreement pursuant to Section 7.5(b) of the LLC Agreement.

                (b) Upon termination of this Agreement, subject to Section 8 below: (i) the License shall terminate; (ii) Licensee shall cease to use the Licensed Materials; (iii) Licensee shall promptly return to Licensor all copies of the Licensed Materials and (iv) Licensee shall execute and deliver to Licensor any documents reasonably requested by Licensor to confirm Licensor's ownership of the Licensed Materials.

           3. Non-exclusivity. Nothing in this Agreement is intended to prevent Licensor from entering into license agreements with others with respect to all or any part of the Licensed Materials.

           4. Limited Warranty. Licensor hereby represents and warrants to Licensee that: (a) it owns or otherwise has the right to use the Licensed Materials; (b) it has the right and power to grant the License to Licensee as provided herein; and (c) the grant of the License to Licensee as provided herein does not require the consent of any third party. EXCEPT AS EXPRESSLY PROVIDED IN THE FOREGOING SENTENCE, LICENSOR MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LICENSED MATERIALS OR ANY INFORMATION, REPORTS OR OUTPUT GENERATED THEREBY. LICENSOR HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR


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

FITNESS FOR ANY PARTICULAR PURPOSE. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE HEREUNDER FOR ANY CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES.

           5. Ownership of Licensed Materials. All Licensed Materials, including any copies, translations or compilations of all or any part thereof, and any revisions, modifications or additions thereto made by Licensor or Licensee, are and shall remain the sole exclusive property of Licensor, except for any revisions, modifications or additions thereto which were made solely by Licensee, which shall be owned by Licensee, but with respect to which Licensor shall hereby be granted a non-exclusive, perpetual, non-revokable, non-transferrable license to use. This Section 5 shall survive the termination of this Agreement.

           6. Confidentiality. Licensee acknowledges that the Licensed Materials constitute valuable, confidential and proprietary information and trade secrets of Licensor. Accordingly, Licensee shall not, except as permitted by the LLC Agreement, the Agreements executed in connection therewith or the Business Plan, directly or indirectly, during or after the Term, disclose or divulge to any third party, or permit any third party to use or have access to, any of the Licensed Materials, without the prior written consent of Licensor.

           7. Injunctive Relief. Licensee acknowledges that money damages would not adequately compensate Licensor in the event of a breach by Licensee of its obligations hereunder, and that injunctive relief would be essential for Licensor to adequately protect itself hereunder. Accordingly, Licensee agrees that, in addition to any other remedies available to Licensor at law or in equity, Licensor shall be entitled to injunctive relief in the event Licensee is in breach of any covenant or agreement contained herein.

           8. Sale of Licensor Interest; Effects of Termination. Notwithstanding anything to the contrary contained herein, from and after the End Date (as defined below) the License granted hereunder with respect to anything that became a part of the Licensed Materials prior to the End Date shall become a non-exclusive, perpetual, non-revokable, non-transferrable License and from and after the End Date the License shall not cover any additional Licensed Materials and from and after the End Date Licensor shall not have any obligation under this Agreement to deliver any additional Licensed Materials to Licensee and Licensee shall have no right to receive any additional Licensed Materials from Licensor. "End Date" means the earlier to occur of (i) the date Licensor or any of its Affiliates no longer have any interest in Licensee and (ii) the date that this Agreement is terminated. This Section 8 shall survive the termination of this Agreement.

           9. Miscellaneous. (a) This Agreement shall be governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof.

                (b) This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements. This Agreement supersedes, and amends in its entirety, the Prior Agreement. No provision of this Agreement may be waived or amended, except by a writing signed by Licensor and Licensee.

                (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

                (d) The failure of any party to exercise any right or remedy provided for herein shall not be deemed a waiver of any right or remedy hereunder.

                (e) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of any remaining provisions of this Agreement. If any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be enforced to the maximum extent possible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

                (f) Any and all notices or other communications hereunder shall be sufficiently given if in writing and sent by hand, telecopier, reputable overnight courier or by certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at its address as set forth on page 1 hereof, or to such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this
Section 9(f). Such notices or other communications shall be deemed to have been given on the date of such delivery. Any party may change its address for the purpose of this Agreement by notice to the other parties given as aforesaid.

                (g) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, provided that Licensee may not assign any of its rights hereunder without the prior written consent of Licensor.

                (h) The section headings used herein are for the convenience of the parties only, are not substantive and shall not be used to interpret or construe any of the provisions contained herein.


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           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                         BARNES & NOBLE, INC.

                                         By: /s/ Marie J. Toulantis
                                             -----------------------------------
                                             Name:  Marie J. Toulantis
                                             Title: Executive Vice President
                                                    of Finance

                                         barnesandnoble.com inc.

                                         By: /s/ Marie J. Toulantis
                                             -----------------------------------
                                             Name:  Marie J. Toulantis
                                             Title: Executive Vice President,
                                                    Finance

                                             -----------------------------------

                                         barnesandnoble.com llc

                                         By: barnesandnoble.com inc., its
                                             managing member

                                             By: /s/ Marie J. Toulantis
                                                 -------------------------------
                                                 Name: Marie J. Toulantis
                                                 Title: Executive Vice
                                                        President, Finance


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